                                                                       EXHIBIT 2


                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


                                                                                  AT                    AT
                                                                                JUNE 30              DECEMBER 31
                                                                              ------------           -----------
                                                                                 2002                  2001
                                                                              ------------           -----------
                                                                              (UNAUDITED)
 ASSETS
CURRENT ASSETS:
 Cash and cash equivalents..................................................    $ 27,106             $ 20,236
 Accounts receivable, net...................................................       4,710                5,710
 Receivables from sales representatives.....................................       1,940                  709
 Receivables from related party sales representatives.......................       1,029                2,900
 Inventory of paper.........................................................         512                  856
 Prepaid expenses and other current assets..................................       1,424                1,122
                                                                                --------             --------
     TOTAL CURRENT ASSETS...................................................      36,721               31,533
                                                                                --------             --------
Property and equipment, net.................................................      16,908               19,058
Intangible assets, net......................................................           -                    3
Long term investments.......................................................         100                  100
Bonds held to maturity, at amortized cost...................................       1,601                1,709
Other assets................................................................       1,128                1,199
                                                                                --------             --------
     TOTAL ASSETS...........................................................    $ 56,458             $ 53,602
                                                                                ========             ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts  payable..........................................................    $  3,117             $  3,625
 Deferred income and customer prepayments...................................      17,169               17,122
 Accrued liabilities........................................................       4,968                5,127
 Income taxes payable.......................................................         150                  164
                                                                                --------             --------
     TOTAL CURRENT LIABILITIES..............................................      25,404               26,038
                                                                                --------             --------
Liabilities for incentive and bonus plans...................................       1,249                1,434
Amount due to parent company................................................      11,404               11,404
Minority interest...........................................................       2,601                2,515
Deferred tax liability......................................................         817                  610
                                                                                --------             --------
     TOTAL LIABILITIES......................................................      41,475               42,001
                                                                                --------             --------
SHAREHOLDERS' EQUITY:
 Ordinary shares, US$0.01 par value; 50,000,000 shares authorized;
  26,308,949 (2001: 26,303,949) shares issued and outstanding...............         263                  263
 Additional paid in capital.................................................      80,657               80,196
 Retained deficit...........................................................     (60,003)             (61,987)
 Less: Unearned compensation................................................      (5,934)              (6,871)
                                                                                --------             --------
     TOTAL SHAREHOLDERS' EQUITY.............................................      14,983               11,601
                                                                                --------             --------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................    $ 56,458             $ 53,602
                                                                                ========             ========

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                   THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                         JUNE 30                              JUNE 30
                                                              -----------------------------        ------------------------------
                                                                  2002              2001               2002               2001
                                                              -----------       -----------        -----------        -----------
                                                              (UNAUDITED)       (UNAUDITED)        (UNAUDITED)        (UNAUDITED)
REVENUES:
 Online services (Note 1) .................................   $    12,750       $    13,981        $    25,651        $    28,369
 Other media services (Note 1) ............................         8,328             9,661             17,025             19,565
 Miscellaneous ............................................           159               212                330                406
                                                              -----------       -----------        -----------        -----------
                                                                   21,237            23,854             42,996             48,340

OPERATING EXPENSES:
 Sales (Note 1) ...........................................         7,300             7,981             14,661             16,574
 Circulation ..............................................         3,091             3,069              5,963              6,122
 General and administrative ...............................         7,279             8,330             14,441             18,300
 Online services development ..............................         1,244             2,181              2,685              5,312
 Non-cash compensation expense (Note 2) ...................           629               885              1,348              1,471
 Amortization of intangibles/Software development cost ....           865               869              1,732              1,738
                                                              -----------       -----------        -----------        -----------
TOTAL OPERATING EXPENSES ..................................        20,408            23,315             40,830             49,517
                                                              -----------       -----------        -----------        -----------
INCOME/(LOSS) FROM OPERATIONS .............................           829               539              2,166             (1,177)
                                                              -----------       -----------        -----------        -----------
 Interest expense .........................................             -               (51)                 -               (127)
 Interest income ..........................................            48               130                 96                220
 Foreign exchange gains (losses), net .....................           358              (122)               286                (85)
 Write-down of investment .................................             -              (250)                 -               (250)
                                                              -----------       -----------        -----------        -----------
INCOME/(LOSS) BEFORE INCOME TAXES .........................         1,235               246              2,548             (1,419)
INCOME TAX PROVISION ......................................          (198)             (250)              (477)              (604)
                                                              -----------       -----------        -----------        -----------
NET INCOME/(LOSS) BEFORE MINORITY INTEREST ................   $     1,037       $        (4)       $     2,071        $    (2,023)
                                                              -----------       -----------        -----------        -----------
Minority interest .........................................   $       (67)      $        77        $       (87)       $        10
                                                              -----------       -----------        -----------        -----------
NET INCOME/(LOSS) .........................................   $       970       $        73        $     1,984        $    (2,013)
RETAINED EARNINGS/(DEFICIT) BROUGHT FORWARD ...............             -                 -            (61,987)           (62,762)
                                                              -----------       -----------        -----------        -----------
RETAINED EARNINGS/(DEFICIT) CARRIED FORWARD ...............             -                 -            (60,003)           (64,775)
                                                              ===========       ===========        ===========        ===========
BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE .............   $      0.04       $     0.003        $      0.08        $     (0.08)
                                                              ===========       ===========        ===========        ===========
SHARE USED IN BASIC AND DILUTED NET INCOME PER SHARE
CALCULATIONS ..............................................    26,308,949        26,303,949         26,307,347         26,303,949
                                                              ===========       ===========        ===========        ===========

Notes:  1.  As of December 31, 2001, the Company adopted the Emerging Issues
            Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives" (EITF 00-14). EITF 00-14 stipulates that the reduction in the selling price of the product or service resulting from any cash sales incentive should be classified as a reduction of revenue. The adoption of this EITF resulted in the Company reclassifying certain sales incentives from a sales expense to a reduction of revenue for the period of three months and six months ended June 30, 2001. This reclassification represented less than 3% of revenues for the said periods and did not impact net income.

        2. Reflects the non-cash compensation expenses associated with the employee equity compensation plans. Non-cash compensation represents the following categories of expenses:

                                                                   THREE MONTHS ENDED JUNE 30          SIX MONTHS ENDED JUNE 30
                                                                  ----------------------------        ----------------------------
                                                                      2002             2001               2002             2001
                                                                  -----------      -----------        -----------      -----------
                                                                  (UNAUDITED)      (UNAUDITED)        (UNAUDITED)      (UNAUDITED)
            Sales .........................................       $    149         $    111           $    279         $    241
            Circulation ...................................             25               53                156               87
            General and administrative ....................            344              525                603              850
            Online services development ...................            111              196                310              293
                                                                  -----------      -----------        -----------      -----------
                                                                  $    629         $    885           $  1,348         $  1,471
                                                                  -----------      -----------        -----------      -----------

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                                                      SIX MONTHS ENDED JUNE 30
                                                                                                     2002                  2001
                                                                                                  -----------          -----------
                                                                                                  (UNAUDITED)          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/(Loss) .........................................................................       $ 1,984             $(2,013)
Adjustments to reconcile net income to net cash provided by
 operating activities
  Depreciation and amortization ............................................................          4,391               4,462
  Loss on sale of property and equipment ...................................................              -                   2
  Accretion of U.S. Treasury strips zero % coupons .........................................            (52)                (63)
  Bad debt expense .........................................................................            432                 605
  Non-cash compensation expense ............................................................          1,348               1,471
  Write-down of investment .................................................................              -                 250
  Income attributable to minority shareholder ..............................................             87                 (10)
  Property and equipment written off .......................................................            108                   2
                                                                                                    -------             -------
                                                                                                      8,298               4,706
  CHANGES IN ASSETS AND LIABILITIES:
  Accounts receivables .....................................................................            568                 338
  Receivables from sales representatives ...................................................         (1,231)              1,753
  Receivables from related party sales representatives .....................................          1,871                (643)
  Inventory of paper .......................................................................            344                 (93)
  Prepaid expenses and other current assets ................................................           (302)                 11
  Long term assets .........................................................................             71                 224
  Accounts payable .........................................................................           (508)             (3,153)
  Accrued liabilities and liabilities for incentive and bonus plans ........................           (344)                314
  Deferred income and customer prepayments .................................................             47                 109
  Tax liability ............................................................................            193                 162
                                                                                                    -------             -------
     NET CASH PROVIDED BY OPERATING ACTIVITIES .............................................          9,007               3,728
                                                                                                    -------             -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ........................................................        (2,347)             (2,063)
  Proceeds from sales of property and equipment .............................................             -                   5
  Proceeds from matured bonds ...............................................................           160                 170
                                                                                                    -------             -------
     NET CASH USED FOR INVESTING ACTIVITIES ................................................         (2,187)             (1,888)
                                                                                                    -------             -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of short-term borrowings ........................................................             -              (2,000)
  Amount received towards directors stock option plan .......................................            50                 164
                                                                                                    -------             -------
     NET CASH GENERATED (USED FOR) FROM FINANCING ACTIVITIES ...............................             50              (1,836)
                                                                                                    -------             -------
Net increase in cash and cash equivalents ..................................................          6,870                   4
Cash and cash equivalents, beginning of the year ...........................................         20,236              12,727
                                                                                                    -------             -------
CASH AND CASH EQUIVALENTS, END OF THE PERIOD ...............................................         27,106              12,731
                                                                                                    =======             =======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income tax paid ...........................................................................       $   284             $   442
  Interest paid .............................................................................             -                 125
                                                                                                    =======             =======